EXHIBIT 10.77

SECURED DEMAND PROMISSORY NOTE (the “Note”)

$300,243	August 23, 2024

FOR VALUE RECEIVED, CAN B CORP., a Florida corporation (the “Borrower”), promises to pay to the order of PASQUALE FERRO, or his registered assigns (the “Holder”), the principal amount of Three Hundred Thousand Two Hundred Forty-Three Dollars ($300,243), without interest on the outstanding principal amount.

The principal amount shall be due and payable on demand made by the Holder at any time or from time to time after August 22, 2025. Notwithstanding the foregoing, the outstanding principal and all accrued and unpaid interest shall, at the option of the Holder, become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”): (a) the Borrower shall fail to pay any principal or accrued and unpaid interest when due; (b) the Borrower shall fail to perform or observe any other material term, covenant or agreement contained herein on its part to be performed or observed; (c) any money judgment, writ or similar process shall be entered or filed against the Borrower or Nascent Pharma, LLC or any of their respective properties or other assets for more than $50,000, (d) the Borrower shall fail to discharge and pay any material judgments entered against it; or (e) the Borrower shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect; (iii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) have an order for relief entered against the Borrower in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) have an order entered against the Borrower by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) make a general assignment for the benefit of its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its assets.

Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall become immediately due and payable in full without further notice or demand by Holder. Upon the occurrence of any Event of Default, the Holder may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder. The Holder may direct the time, method and place of conducting any proceeding for any remedy available to it. In case of any Event of Default under this Note, the Borrower will pay to the Holder such amount as shall be sufficient to cover the reasonable costs and expenses of the Holder due to such Event of Default or in enforcing or collecting this Note.

Borrower may prepay this Note at any time without premium or penalty.

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Borrower’s obligations under this Note shall be secured by a pledge of its membership interest in Nascent Pharma, LLC.

Payment shall be made in lawful tender of the United States. Payments shall be made at such place as may be designated from time to time by the Holder in writing. The Holder of this Note may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. No course of dealing and no delay on the part of the Holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. The Borrower will pay to the Holder of this Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection of this Note, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Borrower and the Holder. This Note may not be assigned by the Borrower without the prior written consent of the Holder. This Note shall be construed in accordance with the internal laws of the State of New Jersey.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the first date written above.

Can B Corp..

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer

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